EXHIBIT 99.1


                                                               GM Communications
                                                                    media.gm.com


         For Release:
         November 6, 2007, 5:00 p.m. EST



GM to Record Non-Cash Charge for a Deferred Tax Valuation Allowance in its Third Quarter Financial Results

DETROIT - General Motors Corp. (NYSE: GM) today announced it will record a net non-cash charge of $39 billion for the third quarter of 2007 related to establishing a valuation allowance against its deferred tax assets (DTAs) in the U.S., Canada and Germany.

In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, GM has evaluated its DTAs quarterly to determine if valuation allowances were required. As previously disclosed in GM's 2006 Form 10-K, GM had determined in prior periods that a valuation allowance was not necessary for its DTAs in the U.S., Canada or Germany based on several factors, including the degree to which the company's three-year historical cumulative losses were attributable to special items or charges, several of which were incurred as a result of actions to improve future profitability; the long duration of its deferred tax assets; and the expectation of continued strong earnings at GMAC Financial Services and improved earnings in GM North America.

SFAS No. 109 guidelines require that a valuation allowance should now be established due to more recent events and developments during the 2007 third quarter. A significant negative factor was the company's three-year historical cumulative loss in the third quarter of 2007 in the U.S., Canada and Germany on an adjusted basis. Another significant factor was the ongoing weakness at GMAC Financial Services related to its Residential Capital, LLC (ResCap) mortgage business, including substantial U.S. losses incurred in 2007. Finally, the company faces more challenging near-term automotive market conditions in the U.S. and Germany.


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"The establishment of a valuation allowance does not have any impact on cash, nor does such an allowance preclude us from using our loss carryforwards or other deferred tax assets in the future," said Fritz Henderson, GM vice chairman and chief financial officer.

"It's also important to note that the establishment of a valuation allowance does not reflect a change in the company's view of its long-term automotive financial outlook," Henderson added. "GM continues to believe that its new product introductions, combined with the new GM-UAW labor agreement, once fully implemented, will significantly improve GM's competitive position in the U.S. and better position the company to utilize tax benefits in the U.S.
and Canada in the future."


SFAS No. 109 requires that companies assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available evidence using a "more likely than not" standard. In making such judgments, significant weight is given to evidence that can be objectively verified. A company's current or previous losses are given more weight than its future outlook, and a recent three-year historical cumulative loss is considered a significant factor that is difficult to overcome.


GM will release its third quarter 2007 financial results and host an analyst and media conference call on November 7, 2007 at 9:30 a.m. Eastern Standard Time. Details can be found on the "calendar/events" portion of the company's investor relation web site at:
http://www.gm.com/corporate/investor_information/cal_events.


                                      # # #
 Contacts:
 Renee Rashid-Merem
 Phone: 313-665-3128
 Email: renee.rashid-merem@gm.com

 Randy Arickx
 Phone: 313-667-0006
 Email: randy.c.arickx@gm.com




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Forward-looking Statements
In this press release and in related comments by General Motors' management our use of words like "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but GM's actual results may differ materially due to a variety of important factors. Among other items, such factors include: the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; the pace of product introductions; market acceptance of our new products; significant changes in the competitive environment and the effect of competition in our markets, including on our pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in the existing, or the adoption of new laws, regulations, policies, or other activities of governments, agencies, and similar organizations where such actions may affect the production, licensing, distribution, or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations and inquiries by the SEC and other governmental agencies; changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the range of estimates for the Delphi pension benefit guarantees, which could result in an impact on earnings; negotiations and bankruptcy court actions with respect to Delphi's obligations to GM, negotiations with respect to GM's obligations under the pension benefit guarantees to Delphi employees, and GM's ability to recover any indemnity claims against Delphi; labor strikes or work stoppages at GM or its key suppliers such as Delphi or financial difficulties at GM's key suppliers such as Delphi; completion of the final settlement with the UAW and UAW retirees, including securing class certification in a form acceptable to GM, the UAW and class counsel; completion of the final settlement with the UAW and UAW retirees, including obtaining court approval in a form acceptable to GM, the UAW, and class counsel; treatment of the terms of the 2006 Settlement Agreement pursuant to the Retiree MOU in a manner acceptable to GM, the UAW and class counsel; GM's completion of discussions with the Staff of the SEC regarding accounting treatment with respect to the New VEBA and the post-retirement medical benefits for the covered group as set forth in the Retiree MOU, on a basis reasonably satisfactory to GM; shortages of and price increases for fuel; factors affecting GMAC's results of operations and financial conditions and changes in the residential mortgage market, especially in the nonprime sector; significant changes in the competitive environment and the effect of competition in GMAC's markets, including on GMAC's pricing policies; GMAC's ability to maintain adequate financing sources; GMAC's ability to maintain an appropriate level of debt; restrictions on the ability of GMAC's residential mortgage subsidiary to pay dividends and prepay subordinated debt obligations to GMAC; changes in the residual value of off-lease vehicles; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which GMAC's mortgage subsidiaries operate; changes in GMAC's contractual servicing rights; changes in the credit ratings of GMAC or GM; and changes in economic conditions, commodity prices, currency exchange rates, or political stability in the markets in which we or GMAC operate. The most recent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by GM and GMAC provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms.